EXHIBIT I



                               3,750,000 Shares

                            CAIRN ENERGY USA, INC.

                                Common Stock

                           UNDERWRITING AGREEMENT


                                                       September 13, 1995

          S.G.WARBURG & CO. INC.
          HOWARD, WEIL, LABOUISSE, FRIEDRICHS INCORPORATED
          PETRIE PARKMAN & CO., INC.
          c/o S.G.WARBURG & CO. INC.
                277 Park Avenue
                New York, New York  10172



          Dear Sirs:

               Cairn Energy USA, Inc., a Delaware corporation (the "Company"), and Phemus Corporation, a Massachusetts membership corporation (the "Selling Stockholder"), propose to sell an aggregate of 3,750,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), of which 1,000,000 shares of Common Stock are to be issued and sold by the Company and 2,750,000 shares of Common Stock are to be sold by the Selling Stockholder, in each case to you and the several underwriters named in Schedule I hereto (the "Underwriters"). The 3,750,000 shares of Common Stock being sold to the several Underwriters by the Company and the Selling Stockholder are herein called the "Firm Shares." The Company also proposes to sell to the several Underwriters not more than 562,500 additional shares of Common Stock (the "Additional Shares") if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares."

               1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission thereunder (collectively, the "Rules and Regulations"), a registration statement on Form S-3 including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement;" and the prospectus in the form first used to confirm sales of Shares is hereinafter referred as the "Prospectus." For purposes hereof, the term "Prospectus" shall include the consolidated financial statements of the Company and the notes thereto included therein. Any reference in this Agreement to the Registration Statement or any Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Registration Statement or any Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or any Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of
          Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Prospectus or any amendment or supplement thereto, but does not include any documents incorporated by reference in the Registration Statement, any Prospectus or any amendment or supplement thereto subsequent to the Closing Date (as defined in Section 4 hereof).

               2. Agreements to Sell and Purchase. The Selling Stockholder and the Company, severally and not jointly, hereby agree, subject to all the terms and conditions set forth herein, to sell 2,750,000 shares of Common Stock and 1,000,000 shares of Common Stock, respectively, to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholder herein contained and subject to all of the terms and conditions set forth herein, each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Stockholder and the Company the respective number of Firm Shares set forth opposite that Underwriter's name in Schedule I hereto, at a purchase price of $10.6875 per share (the "Purchase Price").

               On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company also agrees to issue and sell to the several Underwriters up to 562,500 Additional Shares, and the Underwriters shall have a one-time right to purchase up to an aggregate of 562,500 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

               The Company and the Selling Stockholder hereby agree to, and the Company and the Selling Stockholder shall, concurrently with the execution of this Agreement, deliver agreements executed by (i) each of the directors and officers of the Company, (ii) the Company and (iii) the Selling Stockholder pursuant to which each such person agrees, except as provided in the Prospectus, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock (or, in the case of the Company, file any registration statement under the Securities Act with respect to any of the foregoing), except to the several Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of S.G.Warburg & Co. Inc. Notwithstanding the foregoing, during such period the Company may issue shares of Common Stock or grant options to purchase shares of Common Stock pursuant to employee benefit plans and issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

               3. Terms of Public Offering. The Company and the Selling Stockholder are advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholder are further advised by you that the Shares are to be offered to the public initially at U.S. $11.25 per share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $0.3375 per share under the public offering price, and that the Underwriters may allow, and such dealers may reallow, a concession, not in excess of U.S. $0.10 per share, to certain other dealers.

               4.   Delivery and Payment.  Delivery to the
          Underwriters of and payment for the Firm Shares shall be made by certified or official bank check or checks payable to the order of the Company (in the case of Shares sold by the Company) and the Selling Stockholder (in the case of Shares sold by the Selling Stockholder), in New York Clearing House or similar next day funds, at the offices of S.G.Warburg & Co. Inc., 277 Park Avenue, New York, New York, at 9:00 a.m. (New York City time), on September 18, 1995, or at such other time on the same or such other date, not later than September 19, 1995, or such other place as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Closing Date.

               Delivery to the Underwriters and payment for any Additional Shares shall be made by certified or official bank check or checks or wire transfer payable to the order of the Company, in each case in New York Clearing House or similar next day funds, at the offices of S.G.Warburg & Co. Inc., 277 Park Avenue, New York, New York, at
          9:00 a.m. (New York City time), on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than 10 business days after the giving of the notice hereinafter referred
          to) as shall be designated in a written notice from S.G.Warburg & Co. Inc. to the Company of its determination to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than October 18, 1995, or at such other place as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

               Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M. (New York City time) on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. Certificates in definite form evidencing the Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer or similar taxes thereon duly paid by the Company or the Selling Stockholder, as appropriate, for the respective accounts of the several Underwriters.

               5.   Covenants of the Company.  In further
          consideration of the agreements of the Underwriters herein contained, the Company covenants to each Underwriter as follows:

                    (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, to use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. The Company will comply in a timely manner with the applicable provisions of Rules 424 and 430A under the Securities Act prior to the Closing Date.

                    (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective,
               (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information with respect thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statement therein, in light of the circumstances under which made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                    (c)  To furnish to you, without charge, two
               signed copies of the Registration Statement as first filed with the Commission and of each subsequent amendment to the Registration Statement, including all exhibits, and to furnish to you and each Underwriter designated by you, (i) such number of conformed copies of the Registration Statement as so filed and of each such amendment to it, without exhibits, as you may reasonably request, and
               (ii) such number of the Incorporated Documents, and the exhibits thereto, as you may reasonably request.

                    (d) Not to file (i) any amendment or supplement to the Registration Statement (other than an amendment or supplement made through the filing of Incorporated Documents), whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object, or (ii) so long as, in the reasonable opinion of counsel to the Underwriters, a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, any document which, upon filing, becomes an Incorporated Document without delivering a copy of such documents to you prior to or concurrently with such filing.

                    (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                    (f)  If during the period specified in
               paragraph (e) any event shall occur as a result of which, in the reasonable opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                    (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or blue sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to service of process in suits other than as to matters relating to the offer and sale of the Shares or subject itself to taxation in respect of doing business in any jurisdiction where it is not now so subject.

                    (h)  To make generally available to its
               stockholders as soon as reasonably practicable a consolidated earnings statement covering a period of at least twelve months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such effective date) which shall satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 promulgated thereunder).

                    (i) During the period of five years hereafter, to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Shares and a copy of each report (including related financial statements) filed with the Commission, the NASDAQ National Market System and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                    (j) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Registration Statement (including financial statements and exhibits), each Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e),
               (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the copying and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda (including in each case any reasonable disbursements of counsel for the Underwriters relating to such copying and delivery),
               (iv) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including in each case the reasonable fees and disbursement of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto),
               (v) filing and clearance with the National
               Association of Securities Dealers, Inc. (the "NASD") in connection with the offering, (vi) the listing of the Shares on the NASDAQ National Market System,
               (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold as described herein and (viii) the performance by the Company of its other obligations under this Agreement.

                    (k) In accordance with the Cuba Act and without limitation to the provisions of Section 9 hereof, the Company agrees to indemnify and hold harmless the Underwriters from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred), arising out of any violation by the Company of the Cuba Act.

                    (l) Except as stated in this Agreement and in the Prospectus, to not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                    (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                    (n) To apply its net proceeds from the sale of the Shares in accordance with the description set forth in the Prospectus under "Use of Proceeds."

               6. Covenants of the Selling Stockholder. In further consideration of the agreements of the Underwriters herein contained, the Selling Stockholder covenants to each Underwriter as follows:

                    (a)  To cooperate to the extent necessary to
               cause the Registration Statement or any
               post-effective amendment thereto to become effective at the earliest possible time.

                    (b)  To do or perform all things reasonably
               required to be done or performed by the Selling Stockholder before the Closing Date or the Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares to be sold by the Selling Stockholder to the Underwriters pursuant to this Agreement.

                    (c) Except as stated in this Agreement and in the Prospectus, to not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                    (d) To advise you promptly, and if requested by you, to confirm such advice in writing, within the period of time referred to in Section 5(e) hereof, of any change in information relating to the Selling Stockholder or any new information relating to the Selling Stockholder stated in the Prospectus or any amendment or supplement thereto which comes to the attention of the Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Securities Act and the Rules and Regulations or any other law.

                    (e) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the Underwriters and by dealers under the state securities or blue sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary to effect such registration or qualification; provided, however, that the Selling Stockholder shall not be required to qualify as a foreign corporation or to take any action that would subject it to service of process in suits other than as to matters relating to the offer and sale of the Shares or subject itself to taxation in respect of doing business in any jurisdiction where it is not now subject.

               7. Representations and Warranties of the Company. The Company represents and warrants to, and covenants and agrees with, each Underwriter as follows:

                    (a)  The Registration Statement has become
               effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

                    (b) (i) The Company and the offering and sale of shares contemplated by this Agreement meet the requirements for using Form S-3 under the Act,
               (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply in all material respects and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Rules and Regulations and
               (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 7(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to (x) the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein or (y) the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein.

                    (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Rules and Regulations, complied when so filed in all material respects with the Securities Act and the Rules and Regulations.

                    (d)  All of the Company's subsidiaries are
               listed, to the extent such listing is required under the Securities Act and the Rules and Regulations, in an exhibit to the Company's Annual Report on Form 10-K which is incorporated by reference into the Registration Statement. Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                    (e)  The Incorporated Documents heretofore
               filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances when made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances when made, not misleading.

                    (f) All of the outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for the security interest granted to International Nederlanden (U.S.) Capital Corporation ("INCC") and MeesPierson, N.V. ("MeesPierson") pursuant to the Credit Agreement dated September 8, 1993, as amended on October 15, 1993 and May 10, 1994 and amended and restated on December 20, 1994 (the "Credit Agreement") between the Company, INCC and MeesPierson, a copy of which (without exhibits) has been filed with the Commission as an exhibit to the Company's registration statement on Form S-3, filed with the Commission on June 21, 1994 which is incorporated by reference into the Registration Statement.

                    (g) (i) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and have been issued in compliance with all federal and state securities laws and (ii) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights.

                    (h)  The authorized and outstanding capital
               stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus. Except as described in the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any capital stock of the Company or its subsidiaries or other equity interest in the Company or its subsidiaries, in each case, issued by the Company or its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind of which the Company or its subsidiaries is a party relating to the issuance of capital stock of the Company or its subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options.

                    (i)  Except as otherwise stated in the
               Prospectus, subsequent to the respective dates as of which information is given in the Prospectus:
               (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, not in the ordinary course of business nor entered into any material transaction not in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, its subsidiaries on any class of capital stock or repurchase or redemption by the Company or its subsidiaries of any class of capital stock.

                    (j)  Neither the Company nor any of its
               subsidiaries is in violation of its respective charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement, covenant, note, contract, lease or other instrument to which the Company or its subsidiary is a party or by which it or any of them may be bound (including the Credit Agreement) or to which any of the property or assets of the Company or its subsidiaries is subject, except for such defaults as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                    (k) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws and policies embodied therein, or to the extent that such obligations are subject to or affected or limited by
               (i) applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights or in the collection of debtors' obligations generally from time to time in effect, or
               (ii) general principles of equity (whether enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as has been previously obtained and except as may be required under the securities or blue sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of the Company or its subsidiaries or any agreement, indenture or other instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, its subsidiaries or their respective property, except for any such conflict, breach, violation or default as will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                    (l)  There is no action, suit or proceeding
               before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or its subsidiaries, (i) which is required to be disclosed in the Registration Statement (other than as disclosed therein), or
               (ii) in which there is a reasonable possibility of a determination adverse to the Company or its subsidiaries and which, if determined adversely to the Company and its subsidiaries, would reasonably be expected to (A) result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or (B) materially and adversely affect the properties or assets thereof or (C) materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or its subsidiaries which are required to be filed as exhibits to the Registration Statement or incorporated by reference therein by the Securities Act or the Rules and Regulations which have not been so filed or incorporated.

                    (m)  The Company and its subsidiaries have
               obtained all licenses, permits and other authorizations required under any Environmental Law (as defined below) necessary for their respective operations, except to the extent that failure to have such license, permit or authorization would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; the business and operations of the Company and its subsidiaries comply with the terms and conditions of such licenses, permits and authorizations and comply with all Environmental Laws, except to the extent that failure to comply would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; the Company and its subsidiaries are in compliance with all Environmental Laws, except to the extent that any noncompliance would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; neither the Company nor its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or its subsidiaries is not in compliance with any Environmental Law, except to the extent that such noncompliance would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; there is no Environmental Claim (as defined below) pending or, to the Company's knowledge, threatened against the Company or its subsidiaries or, to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or its subsidiary has retained or assumed either contractually or by operation of law, except to the extent that such Environmental Claim would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company is not aware of any condition or circumstance that is reasonably likely to give rise to an Environmental Claim that, if made, would have a material adverse effect on the Company and its subsidiaries, taken as a whole. As used in this Agreement, "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, grants, franchises, licenses, agreements, or governmental restrictions relating to pollution, human health or the environment or the release of any materials into the environment, including, but not limited to, emissions, discharges, releases or threatened releases of pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products; and "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products at any location, whether or not owned or operated by the Company or any of its subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                    (n)  Except as otherwise set forth in the
               Prospectus, the title of the Company and its subsidiaries to their oil and gas properties and assets is consistent with industry standards.
               Certain of the Company's and its subsidiaries' assets are subject to liens and pledges in connection with the Company's financings. Except as otherwise set forth in the Prospectus, the Company has no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries to the continued possession of their leased or subleased premises or property under such leases or subleases, where such claim would have a material adverse effect upon the Company's or its subsidiaries' business or assets, taken as a whole.

                    (o)  The Company and its subsidiaries are
               insured by recognized financially sound and reputable insurance companies in such amounts with such deductibles and covering such losses and risks as are prudent and customary in the businesses in which they are engaged; and neither the Company nor its subsidiaries believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                    (p) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Rules and Regulations.

                    (q)  The financial statements, together with
               related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                    (r) The Ryder Scott Company ("Ryder Scott"), who has taken such actions with respect to the Company's estimates of its oil and gas reserves as is set forth in the Prospectus, are independent petroleum engineers with respect to the Company. The factual data provided to Ryder Scott in the preparation of their estimates of the Company's oil and gas reserves were accurate in all material respects with the applicable requirements of Rule 4-10 of Regulations S-X and Securities Act Industry Guide 2. The projections and assumptions provided to Ryder Scott by the Company were reasonable based upon the information available to the Company at the time such information was so provided.

                    (s) Except as disclosed in the Prospectus, the Company and its subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate their respective properties and to conduct their businesses as described in the Prospectus, except where the failure to have such permits would not have a material adverse effect on the Company and its subsidiaries taken as a whole; the Company and its subsidiaries have fulfilled and performed all of their material obligations due to be performed with respect to such permits and, except as disclosed in the Prospectus, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or its subsidiary.

                    (t) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries. As of the date of this Agreement, the associated costs and liabilities to the Company and its subsidiaries relating to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                    (u) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company except as set forth in the Prospectus, and no security holders of the Company that have rights to require registration of any shares of Common Stock or other securities of the Company are being excluded from participating in the filing of the Registration Statement and the consummation of the transactions contemplated therein except with their express written consent.

                    (v) The Shares are listed on the NASDAQ Stock Market National Market.

                    (w) Except as described in the Prospectus, the Company, its subsidiaries which have been or are consolidated with the Company for the purpose of filing income tax returns (the "Consolidated Tax Subsidiaries") and any group of which the Company or any of its Consolidated Tax Subsidiaries is or was a member for income tax purposes have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by any of them and any related or similar assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been made in the applicable financial statements referred to in
               Section 7(p) above in respect of all foreign, federal, state and local taxes for all periods as to which the tax liability of the Company, its Consolidated Tax Subsidiaries and any group of which the Company or any of its Consolidated Tax Subsidiaries is or was a member for income tax purposes has not been finally determined.

                    (x) Neither the Company nor its subsidiaries have violated any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case would reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                    (y) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                    (z) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                    (aa) Except for the consent of the Selling
               Stockholder to the number of Shares to be sold by it pursuant to Section 2 of this Agreement, no vote or consent of any stockholder of the Company, and no consent, approval or waiver of any party to or any person entitled to any right or benefit under the Company's charter or amended by-laws or any other instrument or agreement to which the Company is a party or by which it is bound or under which it is entitled to any right or benefit, is required in connection with the offering, sale or purchase by the Underwriters of any of the Shares under this Agreement or the consummation of any of the other transactions contemplated hereby.

                    (bb) The Company has not taken, directly or
               indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                    (cc) Except as described in the Prospectus under
               "Underwriting" and on the cover page, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Shares hereunder.

               8.   Representations and Warranties of the Selling
          Stockholder. The Selling Stockholder represents and warrants to, and covenants and agrees with, each Underwriter as follows:

                    (a)  The Selling Stockholder has been duly
               incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation and has full legal right, corporate power and authority to enter into and perform its obligations under this Agreement.

                    (b) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

                    (c) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not contravene or conflict with, result in a breach of, or constitute a default under, the charter or by-laws or other organization documents of the Selling Stockholder or, to the best knowledge of the Selling Stockholder, the terms of any agreement or instrument to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

                    (d)  The Selling Stockholder has, and on the
               Closing Date will have, valid title to all of the Shares which may be sold by the Selling Stockholder under this Agreement and the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws or other organization documents, to sell, transfer and deliver all of the Shares which may be sold by the Selling Stockholder under this Agreement and to comply with its other obligations hereunder and thereunder.

                    (e) Assuming that the Underwriters purchase the Shares which are sold by the Selling Stockholder pursuant to this Agreement for value, in good faith and without notice of any adverse claim, the delivery of the Shares which are sold by the Selling Stockholder pursuant to this Agreement will pass title to such Shares, free and clear of any security interests, claims, liens, equities and other encumbrances.

                    (f)  To the best knowledge of the Selling
               Stockholder, no authorization, approval, consent or order of, or qualification, registration or filing with, any court or governmental authority or agency is required for the consummation by the Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained under the Securities Act and the Rules and Regulations and except such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of Shares by the Underwriters.

                    (g) The Selling Stockholder does not have any registration or other similar rights to have any securities (debt or equity) registered under the Securities Act by the Company except for such rights as are described in the Prospectus under "Shares Eligible for Future Sale."

                    (h)  Except for the consent of the Selling
               Stockholder to the number of Shares to be sold by the Selling Stockholder pursuant to Section 2 of this Agreement, to the best knowledge of the Selling Stockholder, no consent, approval or waiver under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, is required in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby; and the Selling Stockholder hereby consents to the offering and sale by the Selling Stockholder of the number of Shares to be sold by it pursuant to this Agreement and to the consummation of the other transactions contemplated hereby and, to the extent that any of the foregoing might conflict with, result in a breach of, or constitute a default under any instrument or agreement to which the Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, the Selling Stockholder hereby waives such conflict, breach or default.

                    (i) All information furnished by or on behalf of the Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct and complete in all material respects, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading; and the Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite the Selling Stockholder's name in the Prospectus under the caption "Principal Stockholders," as of the date of the Prospectus and on the date hereof, prior to the sale of any Shares.

                    (j)  The Selling Stockholder has not taken,
               directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               9.   Indemnification.

                    (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
               Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to (x) any Underwriter furnished in writing to the Company by such Underwriter expressly for use therein or (y) the Selling Stockholder furnished in writing to the Company by the Selling Stockholder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or before the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                    (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys for such Underwriter and controlling persons, which firm shall be designated in writing by S.G. Warburg & Co. Inc., and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless such Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request and
               (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request before the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. The Company's obligations under this paragraph (b) shall not impair the Company's right to indemnification under Sections 9(c) and 9(d).

                    (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Selling Stockholder and any person controlling the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Selling Stockholder, the Company, any of its directors, any such officer or any person controlling the Company or the Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against an Underwriter, such Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to each Underwriter by Section 9(b) hereof.

                    (d) The Selling Stockholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Underwriter and any person controlling the Company or any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to the Selling Stockholder furnished in writing by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against any Underwriter, the Company, any of its directors, any of its officers or any person controlling the Company or such Underwriter based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against the Selling Stockholder, the Selling Stockholder shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, the Selling Stockholder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Selling Stockholder), and the Company and such Underwriter, their respective directors, any such officers and any persons controlling the Company or such Underwriter shall have the rights and duties given to each Underwriter by Section 9(b) hereof; provided, however, that the aggregate amount the Selling Stockholder shall be liable for under this
               Section 9(d) shall not exceed the amount of the aggregate gross proceeds of the Shares offered and sold pursuant to the terms of this Agreement on behalf of the Selling Stockholder to the public.

                    (e)  If the indemnification provided for in this
               Section 9 is unavailable or insufficient to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) such proportion as is appropriate to reflect the relative benefits received by the Company and Selling Stockholder on the one hand and of the Underwriters on the other hand from the offerings of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table (including the footnotes thereto) on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or mission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchase hereunder, and not joint.

                    (f) The Company, the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the aggregate gross proceeds of the Shares offered and sold pursuant to the terms of this Agreement on behalf of the Selling Stockholder to the public. Notwithstanding the provisions of the Section 9, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any right or remedies which may otherwise be available to any indemnified party at law or in equity.

                    (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
               Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.

                    (h) To the extent that both the Company and the Selling Stockholder are subject to any losses, claims, damages, liabilities or expenses as indemnifying parties under this Section 9, their obligations under this Section 9 shall be several and not joint.

               10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                    (a) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President or Senior Vice President and the principal financial or accounting officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                    (b) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus,
               (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date the Underwriters shall have received a certificate dated the Closing Date, signed by the President or Senior Vice President and the principal financial or accounting officer of the Company, confirming the matters set forth in this paragraph
               (b) of this Section 10.

                    (c) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Jenkens & Gilchrist, a Professional Corporation, counsel for the Company, to the effect that:

                         (i)  The Company is a corporation duly
                    incorporated and validly existing in good standing under the laws of the State of Delaware with requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and to enter into and perform its obligations under this Agreement, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiary taken as a whole.

                         (ii) The Company's subsidiary is a
                    corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization, with requisite corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock of the Company's subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, to the knowledge of such counsel, are owned by the Company directly, free and clear of any security interest, or lien, adverse claim, equity or other encumbrance except for the security interest granted to INCC pursuant to the Credit Agreement.

                         (iii)     The Shares to be issued and sold
                    by the Company hereunder, when issued and delivered to the Underwriters against payment therefore as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any statutory, charter or, to the knowledge of such counsel, contractual preemptive or similar rights; the form of certificates used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware; the authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock;" the four million shares of Common Stock issued in the Company's public offering that closed on August 6, 1993 and the shares of Common Stock owned by the Selling Stockholder have been duly issued and are fully paid, non-assessable and not subject to any preemptive or, to the knowledge of such counsel, contractual preemptive rights or similar rights.

                         (iv) The Shares to be sold by the Selling
                    Stockholder to the several Underwriters
                    hereunder have been duly authorized, and when delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and are not subject to any preemptive, or to the knowledge of such counsel, contractual preemptive or similar rights.

                         (v)  This Agreement has been duly
                    authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws and policies embodied therein, or to the extent that such obligations are subject to or affected or limited by (i) applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights or in the collection of debtors' obligations generally from time to time in effect, or (ii) general principles of equity (whether enforceability is considered in a proceeding in equity or at law), including the qualification that the availability of the remedy of specific performance or injunction relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought and including standards of good faith, fair dealing and reasonableness that may be applied by a court to the exercise of certain rights and remedies.

                         (vi) The Registration Statement has become
                    effective under the Securities Act; to such counsel's knowledge, any required filings of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) of the Rules and Regulations have been made in the manner and within the time period required by such Rule 424(b); and, to such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission.

                         (vii)     To such counsel's  knowledge,
                    there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                         (viii)    The statements in the Prospectus
                    under "Risk Factors--Shares Eligible for Future Sale," "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company--Capital Resources and Liquidity," "Business-- Regulation," "Business--Title to Properties," "Selling Stockholder," "Shares Eligible for Future Sale," "Description of Capital Stock," and "Underwriting," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, when read together with related information contained in the Incorporated Documents, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings referred to therein and fairly summarize, in all material respects, the matters referred to therein (it being understood that such counsel expresses no opinion as to factual matters or as to the financial statements or schedules or other financial, statistical or reserve data included in the Registration Statement or Prospectus or any amendments or supplements thereto specifically).

                         (ix) To such counsel's  knowledge, there
                    are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof and references thereto are correct in all material respects.

                         (x)  To such counsel's knowledge, neither
                    the Company nor its subsidiary is in violation of its respective charter or bylaws and, to such counsel's knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument, except for any default which will not have a material adverse effect to the Company and its subsidiary taken as a whole.

                         (xi) The execution, delivery and
                    performance of this Agreement by the Company, the issuance and the sale of the Shares to be sold to the several Underwriters by the Company and the sale of the Shares to be sold to the several Underwriters by the Selling Stockholder hereunder will not require the Company to obtain any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such has been obtained or may be required under the Securities Act and the Rules and Regulations or other securities or blue sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of the Company or its subsidiary or, to such counsel's knowledge, any agreement indenture or other instrument or, to such counsel's knowledge, violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or its subsidiaries or their respective properties except for any such conflict, breach, violation or default that is not material to the business of the Company and its subsidiary taken as a whole.

                         (xii)     Such counsel does not know of any
                    legal or governmental proceedings pending or threatened to which the Company or its subsidiary is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described.

                         (xiii)    To such counsel's knowledge,
                    (1) except as described in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company and (2) there are no rights of any security holders of the Company to require registration of any shares of Common Stock or other securities of the Company because of the filing of the Registration Statement and the consummation of the transactions contemplated therein, except such rights as have been effectively waived.

                         (xiv)     Except for the consent of the
                    Selling Stockholder to the number of Shares to be sold by it pursuant to Section 2 of this Agreement, no vote or consent of any stockholder of the Company, and no consent, approval or waiver of any party to or any person entitled to any right or benefit under the Company's charter or by-laws or, to such counsel's knowledge, any other instrument or agreement to which the Company is a party or by which it is bound or under which it is entitled to any right or benefit, is required in connection with the offering, sale or purchase by the Underwriter of any of the Shares under this Agreement or the consummation of any of the other transactions contemplated by this Agreement.

                         (xv) To such counsel's  knowledge, there
                    are no persons with registration or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offerings contemplated by this Agreement except for the Selling Stockholder or (B) except for such rights as are accurately described, in all material respects, in the Prospectus under "Shares Eligible for Future Sale", except such rights as have been waived.

                         (xvi)     The Company is not an "investment
                    company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

                         (xvii)    Each of the Incorporated
                    Documents (except for the financial statements, schedules and notes thereto and other financial, statistical and reserve data, as amended, included therein, as to which counsel need not express any opinion), when they were filed (or, if an amendment with respect to any Incorporated Document was filed, when such amendment was filed) complied as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

                         (xviii)   The Registration Statement and
                    the Prospectus and any supplement or amendment thereto (except for financial statements, schedules and other financial, statistical and reserve data, as to which no opinion need be expressed) comply as to form in all material respects with the Securities Act and the Rules and Regulations.

                         (xix)     Such counsel has participated in
                    conferences with officers and other
                    representatives of the Company and
                    representatives of the independent public accountants for the Company and with your representatives at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above in clause viii), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to such counsel's attention that would lead them to believe that either the Registration Statement or any amendments thereto at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial, statistical or reserve data included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

                    In rendering such opinion, such counsel may rely
               (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas, the General Corporation Law of the State of Delaware, or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date, shall be satisfactory in form and substance to the Underwriter, shall expressly state that the Underwriter may rely on such opinion as if it were address to them and shall be furnished to the Underwriter) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter, provided that Jenkens & Gilchrist, a Professional Corporation, shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                    The opinion described in this paragraph (c)
               shall be rendered to you at the request of the Company and shall so state therein. References to the Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

                    (d) You shall have received on the Closing Date the opinion of Ropes & Gray, counsel for the Selling Stockholder, dated the Closing Date, to the effect that:

                         (i)  The Selling Stockholder has full
                    right, power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the Selling Stockholder's charter or by-laws or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Shares under the Securities Act of 1933 and such consents, approvals, authorizations, registrations, qualifications, filings or registrations as may be required under the Securities Exchange Act of 1934, as amended and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

                    (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

                    (iii) Immediately prior to the delivery of certificates for the Shares by the Selling Stockholder to the Underwriters, the Selling Stockholder was the sole beneficial owner of the Shares to be sold by the Selling Stockholder under this Agreement, and such Shares were free and clear of all liens in favor of the issuer and any adverse claims. Upon completion of the sale of the Shares by the Selling Stockholder to the Underwriters, assuming that each of the several Underwriters has purchased such Shares in good faith and without notice of any such lien or adverse claim or any other adverse claim within the meaning of the Uniform Commercial Code, such Underwriters will have all acquired all rights of the Selling Stockholder in such Shares free of any adverse claim.

                    In rendering such opinions, such counsel may
               rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Massachusetts, the general corporation law of the State of Delaware, the federal law of the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date, shall be satisfactory in form and substance to the Underwriter, shall be addressed to or shall expressly state that the Underwriter may rely upon such opinion as if it were addressed to them and shall be furnished to the Underwriter) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter, provided that such counsel shall further state that they believe that they and the Underwriter are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on representations of the Selling Stockholder contained herein and on certificates of the Selling Stockholder and public officials.

                    The opinions of such counsel described in this
               paragraph (d) above shall be rendered to you at the request of the Selling Stockholder and shall so state therein.

                    (e) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Holme Roberts & Owen LLC, counsel for the Underwriters, as to the matters referred to in clauses (v), (vi), (viii) (but only with respect to the statements under the caption "Underwriting") and (xviii) of the foregoing Section 10(c). In giving such opinion with respect to the matters covered by clause (xviii)(2) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                    (f)  The Underwriters shall have received
               letters dated as of the date hereof and as of the Closing Date, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information relating to the Company contained in the Registration Statement and the Prospectus.

                    (g)  The Underwriters shall have received
               letters dated as of the date hereof and as of the Closing Date, in form and substance satisfactory to you, from Ryder Scott, with respect to the oil and gas reserve information contained in the Registration Statement and the Prospectus.

                    (h) The Underwriters shall have received from the Company and the Selling Stockholder the lock-up agreements specified in Section 2 hereof.

                    (i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder set forth in this Agreement are true and correct on and as of the Closing Date and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                    (j) At the date of this Agreement and at the Closing Date, the Company shall have furnished to the Underwriters a certificate of the Company, signed by the principal financial or accounting officer of the Company, in form and substance satisfactory to the Underwriters, to the effect that the signer of such certificate has performed (or members of his staff acting under his supervision have performed) certain specified procedures as a result of which such signer has determined that certain numerical and statistical information set forth in the Registration Statement and the Prospectus, and any supplements to the Prospectus (and not covered by the letter or letters delivered pursuant to Section 10(f) above) specified by the Underwriters, has been derived from, and agrees with, the records of the Company.

                    (k)  The Company and the Selling Stockholder
               shall not have failed at or before the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company and the Selling Stockholder at or before the Closing Date.

               The obligation of the Underwriters to purchase Additional Shares hereunder is subject to the satisfaction on and as of the Option Closing Date of the conditions set forth in this Section 10, except that, if the Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in
          Section 10 shall be dated as of the Option Closing Date and the opinions called for by Sections 10(c), 10(d) and
          (e) shall be revised to reflect the sale of the Additional
          Shares.

               11. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of
          (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

               This Agreement may be terminated at any time before the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or its subsidiary or the earnings, affairs, or business prospects of the Company or its subsidiary, whether or not arising in the ordinary course of business, which would, in your reasonable judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your reasonable judgment, is material and adverse and would, in your reasonable judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market National Market or limitation on prices for securities on any such exchange or the National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or its subsidiary, (v) the declaration of a banking moratorium by either federal or New York authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the financial markets in the United States.

               12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows;
          (a) if to the Company, to Cairn Energy USA, Inc.
          8235 Douglas Avenue, Suite 1221, Dallas, Texas 75225,
          Attention: Michael R. Gilbert, (b) if to the Selling Stockholder, the Phemus Corporation, c/o John Halsted, Harvard Management Company, 600 Atlantic Avenue, Boston, Massachusetts 02203, with a copy to Larry Jordan Rowe, Ropes & Gray, One International Place, Boston, Massachusetts 02110, and (c) if to any Underwriter, S.G.Warburg & Co. Inc., Attention: Syndicate Department, 277 Park Avenue, New York, New York 10172, with a copy to Steven A. Cohen, Holme Roberts & Owen LLC, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, or in any case to such other address as the person to be notified may have requested in writing.

               The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors, the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment of the Shares, regardless of (i) any investigation, or statement as to the results thereof made by or on behalf of the Underwriters or by or on behalf of the Company or the Selling Stockholder, the officers or directors of the Company or the Selling Stockholder or any controlling person of the Company or the Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

               If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

               Except as otherwise provided herein, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholder, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent providing in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriter merely because of such purchase.

               This Agreement shall be governed and construed in accordance with the laws of the State of New York.

               This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          [SIGNATURE PAGE(S) FOLLOW]

               Please confirm that the foregoing correctly sets forth the agreement between the Company and the Selling
          Stockholder and the Underwriters.

                                       Very truly yours,

                                       CAIRN ENERGY USA, INC.



                                       By: __________________________
                                            Name:
                                            Title:


                                       PHEMUS CORPORATION,
                                       the Selling Stockholder



                                       By: _________________________
                                            Name:
                                            Title:


                                       By: _________________________
                                            Name:
                                            Title:

          The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

          S.G.Warburg & Co. Inc.
          Howard, Weil, Labouisse, Friedrichs
            Incorporated
          Petrie Parkman & Co., Inc.

          Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

          S.G.WARBURG & CO. INC.


          By:_____________________________